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                            DISTRIBUTION AGREEMENT

                               THE BRINSON FUNDS
                           209 South LaSalle Street
                            Chicago, Il 60604-1295


                                                               February 24, 1997


Funds Distributor, Inc.
60 State Street
Suite 1300
Boston, Massachusetts 02109

Dear Sirs:

     This is to confirm that, in consideration of the agreements hereinafter contained, the above-named investment company (the "Fund") has agreed that you shall be, for the period of this agreement, the distributor of (a) shares of each Series of the Fund set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Series"). For purposes of this agreement the term "Shares" shall mean the authorized shares of each of the relevant Series of the Fund.

     1.  Services as Distributor

     1.1 You will act as agent for the distribution of Shares covered by, and in accordance with, the Fund's registration statement and prospectus and statement of additional information then in effect under the Securities Act of 1933, as amended, and will transmit promptly any orders received by you for purchase or redemption of Shares to the Transfer Agent for the Fund of which the Fund has notified you in writing from time to time.

     1.2 You agree to use your best efforts to solicit orders for the sale of Shares. It is contemplated that you may appoint sub-agents and enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms, and in so doing you will act only on your own behalf as principal and not as principal for the Fund. This Agreement shall not be construed as authorizing any securities dealer or other person to accept orders for sale or repurchase on our behalf or otherwise act as our agent for any purpose. However, the Fund and each Series retain the right to make direct sales of Shares consistent with the terms of the prospectus and statement of additional information relating to the Shares then in effect under the Securities Act of 1933, as amended, and applicable law, and to engage in other legally authorized transactions in Shares which do not involve the sale of Shares to the general public. Such other transactions may


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include, without limitation, transactions between the Fund or any Series or class and its shareholders only, transactions involving the reorganization of the Fund or any Series, and transactions involving the merger or combination of the Fund or any Series with another corporation or trust.

     1.3 You shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitations, the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the National Association of Securities Dealers, Inc.'s (the "NASD") Rules of Fair Practice, Constitution and By-Laws. You represent and warrant that you are a broker-dealer registered with the Securities and Exchange Commission and that you are registered with the relevant securities regulatory agencies in all fifty states, the District of Columbia and Puerto Rico. You also represent and warrant that you are a member in good standing of the NASD and that you will maintain registration and membership for the life of the agreement.

     1.4 Other than our prospectus and statement of additional information relating to the Shares then in effect under the Securities Act of 1933, as amended, you will not issue any sales material or statements except literature or advertising which conforms to the requirements of Federal and State securities laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities. You shall file Fund advertisements, sales literature and other marketing and sales related materials with the appropriate regulatory agencies and shall obtain such approvals for their use as may be required by the Securities and Exchange Commission, the NASD and/or state securities administrators.

     1.5 The Fund may decline to accept any orders for, or make any sales of, any Shares until such time as it deems it advisable to accept such orders and to make such sales and the Fund shall advise you promptly of any such determination.

     1.6 The Fund agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for their distribution to shareholders; provided however, that the Fund shall not pay any of the costs of advertising or promotion for the sale of Shares pursuant to this agreement. You shall also be entitled to compensation for your services as provided in any Distribution Plan adopted as to any Series and class of the Fund's Shares pursuant to Rule 12b-1 under the Investment Company Act of 1940.

     1.7 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the registration and/or qualification, as applicable, of Shares for sale in such states as you may designate to the Fund and the Fund may

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approve, and the Fund agrees to pay all reasonable expenses which may be incurred in connection with such qualification or registration. You shall pay all expenses connected with your own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this agreement.

     1.8 The Fund shall furnish you from time to time, for use in connection with the sale of Shares, such information with respect to the Fund or any relevant Series and the Shares as you may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund's officers, shall be true and correct. The Fund also shall furnish you upon request with: (a) semi-annual reports and annual audited reports of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) semi-annual financial statements prepared by us; (c) registration statements; and (d) from time to time such additional information regarding the Fund's financial condition as you may reasonably request.

     1.9 The Fund represents to you that all registration statements and prospectuses filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, with respect to the Shares and the Fund have been prepared in conformity with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Fund represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Fund's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from you to do so, you may, at your option, terminate this agreement or decline to make offers of the Fund's securities until such amendments are made. The Fund shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Fund's right to file


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at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

     1.10 The Fund authorizes you and any dealers with whom you have entered into dealer agreements to use any currently effective prospectus in the form furnished by the Fund in connection with the sale of Shares. The Fund agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling persons, may incur under the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or common law or otherwise, arising out of or on the basis of any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any registration statement or any prospectus or any statement of additional information, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the statements in any of the aforementioned documents not misleading, except that the Fund's agreement to indemnify you, your officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon any such untrue statement, alleged untrue statement, omission or alleged omission made in any registration statement, any prospectus or any statement of additional information in reliance upon information furnished by you, your officers, directors or any such controlling person to the Fund or a person that you reasonably believe is a person designated by the Fund for use in the preparation thereof, and except that the Fund's agreement to indemnify you and the Fund's representations and warranties set out in paragraph 1.9 of this Agreement will not be deemed to cover any liability to the Funds or their shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard in the performance of your obligations and duties under this Agreement ("Disqualifying Conduct"). The Fund's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Fund at its address set forth above promptly after the summons or other first legal process shall have been served. The failure to so notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph 1.10. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by you. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing


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approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, the Fund will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by you or them. The Fund's indemnification agreement contained in this paragraph 1.10 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Fund agrees promptly to notify you of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issue and sale of Shares.

     1.11 You agree to indemnify, defend and hold the Fund, its several officers and Board members, and any person who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Fund, its officers or Board members, or any such controlling person, may incur under the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands, (a) shall arise out of or be based upon any Disqualifying Conduct, or (b) shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Fund specifically for use in the Fund's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Fund and required to be stated in such answers or necessary to make such information not misleading. Your agreement to indemnify the Fund, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Fund, its officers or Board members, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to you at your address set forth above promptly after the summons or other first legal process shall have been served. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 1.11. You will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by you and approved by the Fund. In the event you elect to assume the defense of any such suit and retain counsel of good standing approved by


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the Fund, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in the case you do not elect to assume the defense of any such suit, you will reimburse the Fund, the Fund's officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Fund or them. Your indemnification agreement contained in this paragraph 1.11 and your representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by you or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors. You agree promptly to notify the Fund of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issue and sale of Shares.

     1.12 No Shares shall be offered by either you or the Fund under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the Securities and Exchange Commission or if the Fund or its Transfer Agent has notified you that Shares are not registered and/or qualified for sale in a given state or jurisdiction; provided, however, that nothing contained in this paragraph 1.12 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Fund's prospectus or charter documents.


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     1.13  The Fund agrees to advise you promptly in writing:

         (a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or of additional information that materially affects you;

         (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

         (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

         (d) of all actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

     2.  Offering Price

     Shares of any class of the Fund offered for sale by you shall be offered at a price per share (the "offering price") equal to (a) the net asset value (determined in the manner set forth in the Fund's charter documents) plus (b) a sales charge, if any and except to those persons set forth in the then-current prospectus, which shall be the percentage of the offering price of such Shares as set forth in the Fund's then-current prospectus. All Shares will be sold in the manner set forth in the Fund's then current prospectus and statement of additional information, and in compliance with applicable law. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of the Fund offered for sale by you may be subject to a contingent deferred sales charge as set forth in the Fund's then-current prospectus. Any payments to dealers shall be governed by a separate agreement between you and such dealer and the Fund's then-current prospectus.

     3.  Orders for and Sales of Shares

     Orders for shares shall be directed to the Fund's Transfer Agent for acceptance on behalf of the Fund. Sales of Shares shall be deemed to be made when and where accepted by the Fund's Transfer Agent.

     4.  Term


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     This Agreement shall become effective with respect to the Fund as of the date hereof and will continue for an initial one-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Fund's Board or (ii) by a vote of a majority of the Shares of the Fund or the relevant Series, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable with respect to the Fund, without penalty, on not less than sixty days' notice, by the Fund's Board of Trustees, by vote of a majority of the outstanding voting securities of such Fund, or by you. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the Investment Company Act of 1940, as amended). You agree to notify the Fund immediately upon the event of your expulsion or suspension by the NASD. This Agreement will automatically and immediately terminate in the event of your expulsion or suspension by the NASD.

     5.   Miscellaneous

     5.1 The Fund recognizes that, except to the extent otherwise agreed to by the parties hereto, your directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that you or your affiliates may enter into distribution or other agreements with such other corporations and trusts.

     5.2 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

     5.3 This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts without giving effect to principles of conflicts of laws.

     5.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

          Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding Agreement between us.

                                          Very truly yours,

                                          THE BRINSON FUNDS




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                                            By:
                                                --------------------------------

                                            Name:
                                                  ------------------------------


                                            Title:
                                                   -----------------------------



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Accepted:

FUNDS DISTRIBUTOR, INC.



By:
    --------------------------------

Name:
      ------------------------------


Title:
       -----------------------------




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                                   EXHIBIT A
                              Series of the Funds
                              -------------------

                               THE BRINSON FUNDS*

                                  Global Fund
                               Global Equity Fund
                                Global Bond Fund
                               U.S. Balanced Fund
                                U.S. Equity Fund
                                 U.S. Bond Fund
                              Non-U.S. Equity Fund


*Each Series above offers two separate classes of shares - the SwissKey Fund class and the Brinson Fund class.

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